PROMISSORY NOTE

$10,000 U.S.	Due Date: Not Fixed

FOR VALUE RECEIVED, HERE ENTERPRISES, INC (the “Borrower”), unconditionally promises to pay to the order of MINERCO RESOURCES, INC., (the “Lender”) the sum of $10,000 in United States of America funds; PROVIDED that if the Borrower fails to pay on demand any payment of principal on this note, then in such event the entire unpaid principal shall become and be forthwith due and payable without presentment, notice, protest or demand of any kind (all of which are hereby expressly waived by the Borrower).

The Borrower hereby agrees that the proper law of this instrument is the law of the Province of British Columbia and that this instrument shall be governed by and construed in accordance with the laws thereof and the undersigned agrees that any legal suit, action or proceeding brought upon or arising out of or relating to this instrument may be instituted in the courts of such Province and the undersigned hereby accepts and irrevocably submits and attorns to the exclusive jurisdiction of the said courts and acknowledges their competence and agrees to be bound by any judgment thereof, provided that nothing herein shall limit the right of the Lender to bring proceedings against the Borrower elsewhere.

This Promissory Note is dated the 8TH day of April 2009.

HERE ENTERPRISES, INC.

Per:	/s/ Simon Au
Simon Au, Chairman